EXHIBIT 99

Investor News	NYSE:PEG

For further information, contact:
• Kathleen A. Lally, Vice President - Investor Relations	Phone:	973-430-6565
• Carlotta Chan, Manager - Investor Relations	Phone:	973-430-6596

PSEG ANNOUNCES 2015 RESULTS

$3.30 NET INCOME PER SHARE

Operating Earnings of $2.91 Per Share At Upper Half Of Guidance Of $2.85 - $2.95 Per Share

Company Provides 2016 Guidance of $2.80 - $3.00 Per Share

Common Dividend Increased 5.1%

(February 19, 2016 – Newark, NJ) Public Service Enterprise Group (PSEG) reported today 2015 Net Income of $1,679 million or $3.30 per share as compared to Net Income of $1,518 million, or $2.99 per share for 2014. Operating Earnings for the year 2015 were $1,476 million or $2.91 per share compared to 2014 Operating Earnings of $1,400 million or $2.76 per share.

PSEG also reported Net Income for the fourth quarter of 2015 of $309 million, or $0.60 per share. This compares to fourth quarter 2014 Net Income of $476 million, or $0.94 per share. Operating Earnings for the fourth quarter of 2015 were $255 million, or $0.50 per share compared to fourth quarter 2014 Operating Earnings of $247 million, or $0.49 per share.

“We are very pleased with our strong results in 2015 with operating earnings for the full year at the upper half of our increased guidance” said Ralph Izzo, chairman, president and chief executive officer. “Our results reflect excellent performance and organic growth at the utility. With our strong balance sheet, we are in a position to increase our investment across the company to meet the needs of our customers and shareholders. The Board’s recent decision to increase the common dividend by 5.1% to the indicative annual level of $1.64 per share is an expression of confidence in our outlook, the continued growth of our regulated business and an acknowledgment of our strong financial condition.”

PSEG believes that the non-GAAP financial measure of “Operating Earnings” provides a consistent and comparable measure of performance of its businesses to help shareholders understand performance trends. Operating Earnings exclude the impact of gains/(losses) associated with Nuclear Decommissioning Trust (NDT) investments and Mark-To-Market (MTM) accounting as well as other material one-time items. The table below provides a reconciliation of PSEG’s Net Income to Operating Earnings (a non-GAAP measure) for the full year and fourth quarter. See Attachment 12 for a complete list of items excluded from Net Income in the determination of Operating Earnings.

PSEG CONSOLIDATED EARNINGS (unaudited)

Full-Year Comparative Results

2015 and 2014

	Income ($ millions)		Diluted Earnings Per Share
	2015	2014	2015	2014
Operating Earnings	$1,476	$1,400	$2.91	$2.76
Reconciling Items	203	118	0.39	0.23

Net Income	$1,679	$1,518	$3.30	$2.99

Avg. Shares	508M	508M

PSEG CONSOLIDATED EARNINGS (unaudited)

Fourth Quarter Comparative Results

2015 and 2014

	Income ($ millions)		Diluted Earnings Per Share
	2015	2014	2015	2014
Operating Earnings	$255	$247	$0.50	$0.49
Reconciling Items	54	229	0.10	0.45

Net Income	$309	$476	$0.60	$0.94

Avg. Shares	508M	508M

Ralph Izzo went on to say, “Continued successful deployment of strong free cash flow into customer-oriented regulated investment programs is expected to support 14% growth in PSE&G’s earnings which will increase the utility’s earnings to 60% of Enterprise’s 2016 operating earnings. Results for 2016 are forecast at $2.80 - $3.00 per share.”

The following table outlines PSEG’s 2015 operating earnings by subsidiary and expectations for 2016.

2016 Guidance and 2015 Operating Earnings

($ millions, except EPS)

	2016E	2015A
PSE&G	$ 875 - $ 925	$787
PSEG Power	$ 490 - $ 540	$653
PSEG Enterprise/Other	$ 60 - $ 60	$36
Operating Earnings	$1,425 - $1,525	$1,476
Earnings Per Share	$ 2.80 - $ 3.00	$2.91
E = Estimate A = Actual

Operating Earnings Review and Outlook by Operating Subsidiary

See Attachments 6 and 7 for detail regarding the quarter-over-quarter and year-over-year earnings reconciliations for each of PSEG’s businesses.

PSE&G

PSE&G reported operating earnings of $156 million ($0.31 per share) for the fourth quarter bringing full year operating earnings to $787 million ($1.55 per share). On a comparative basis, PSE&G reported operating earnings of $160 million ($0.32 per share) and $725 million ($1.43 per share) for the fourth quarter and full year 2014, respectively.

PSE&G’s earnings in the fourth quarter benefited from a return on the continued expansion of its investment in transmission and distribution infrastructure which partially offset the impact on earnings of unseasonably mild weather and an increase in operating expenses. For the full year, PSE&G’s management of operations and an expanded capital program allowed it to earn its authorized return on rate base.

PSE&G’s return on an expanded investment in transmission and distribution programs increased quarter-over-quarter earnings by $0.03 per share. Mild weather conditions relative to normal, and to last year, reduced electric sales and lowered earnings comparisons by $0.01 per share. Recovery of gas revenue under the weather normalization clause offset the impact of the abnormally warm weather on the earnings effect of lower sales of gas. Higher expenses, including pension, and other items, reduced quarter-over-quarter earnings comparisons by $0.03 per share.

Economic conditions in the service area continue to improve. On a weather-normalized basis, gas deliveries are estimated to have increased 2.1% in the quarter and 2.2% for the year. Demand continues to benefit from an improving economy and also from the impact of lower commodity prices on customers’ bills. Electric sales, on a weather-normalized basis, are estimated to have increased by 0.8% and 0.5% for the fourth quarter and the year respectively. The estimated year-over-year growth in electric sales is more indicative of our long-term expectations for growth.

PSE&G implemented a $146 million increase in revenue under the company’s transmission formula rate on January 1, 2016. Transmission revenues are adjusted each year to reflect an update of data that was estimated in the transmission formula rate filing. The adjustment for 2016 will include the impact of the extension of bonus depreciation which would reduce our revenue increase as filed by $27 million. PSE&G’s investment in transmission grew in 2015 to $5.7 billion at year-end, or 43% of the company’s consolidated rate base of $13.4 billion at the end of the year.

PSE&G’s operating earnings for 2016 are forecast at $875 million - $925 million.

PSEG Power

PSEG Power reported operating earnings of $95 million ($0.19 per share) for the fourth quarter of 2015 and Adjusted EBITDA of $235 million bringing full year operating earnings to $653 million ($1.29 per share) and Adjusted EBITDA to $1,563 million. Net Income for the quarter and the full year were $149 million and $856 million respectively. On a comparative basis, PSEG Power reported operating earnings of $91 million ($0.18 per share) and Adjusted EBITDA of $271 million for the fourth quarter of 2014 and operating earnings of $642 million ($1.27 per share) and Adjusted EBITDA of $1,584 million for the full year 2014. Net Income in the fourth quarter of 2014 and the full year 2014 were $320 million and $760 million, respectively.

PSEG believes that the non-GAAP financial measure of “Adjusted EBITDA” is useful in evaluating Power’s operating performance because it provides investors with additional information to compare our business performance to other companies and to understand performance trends.

Adjusted EBITDA excludes the same items as our Operating Earnings measure, as well as income tax expense and interest expense, depreciation and amortization and major maintenance at Power’s fossil generation facilities. See Attachment 12 for a complete list of items excluded from Net Income in the determination of Adjusted EBITDA.

Power’s results for the fourth quarter reflect the impact of strong hedging and tight control of operating expenses which offset an anticipated decline in capacity revenue, and the impact of unseasonably warm weather on wholesale energy prices.

A decline in capacity revenues associated with the May 2015 retirement of peaking capacity in PJM reduced quarter-over-quarter earnings comparisons by $0.04 per share. An increase in the average price received on energy hedges coupled with a decline in fuel costs more than offset the impact on earnings of a reduction in gas sales netting to a quarter-over-quarter improvement in earnings of $0.02 per share. Power’s O&M expense in the quarter was unchanged relative to year-ago levels. An increase in depreciation expense and miscellaneous items was more than offset by the absence of a charge in the year-ago quarter resulting in a net improvement in quarterly earnings comparisons of $0.03 per share.

Output during the quarter was in-line with year ago levels. For the year, output increased 2% to 55.2 TWh, as improvements in availability and efficiency supported growth. The nuclear fleet operated at an average capacity factor of 90.4% for the year, producing 30 TWh (54% of generation). Efficient combined cycle gas turbine capacity (CCGT) was rewarded in the market with an increase in dispatch levels. Power’s CCGT fleet set a generation record during the year as the Linden Station and Bethlehem Energy Center set individual records. Output from the CCGT fleet grew 11% to 18.4 TWh (33% of total output) during the year. Lower market demand for our coal units reduced output from those stations to 5.8 TWh for the year (11% of total output) as the fleet’s peaking capacity produced 1.0 TWh (2% of total output).

Power is expecting output for 2016 to remain unchanged at 54 – 56 TWh. Following completion of the Basic Generation Service (BGS) auction in New Jersey in February 2016, Power enters the year with 100% of its 2016 baseload generation hedged. Approximately 70% - 75% of anticipated annual production is hedged at an average price of $51 per MWh. Power has hedged approximately 45% - 55% of its forecast generation in 2017 of 54 – 56 TWh at an average price of $50 per MWh. For 2018, Power has hedged 15% - 20% of forecast production of 59 – 61 TWh at an average price of $54 per MWh. Power assumes BGS volumes will represent approximately 11 – 12 TWh in each of 2016 and 2017 – consistent with 11.5 TWh of deliveries in 2015 under the BGS contract.

The forecast improvement in output for 2018 reflects the commercial start-up in mid-2018 of 1300 MWs of new gas-fired combined cycle capacity at the Keys and Sewaren stations.

PSEG Power cleared a new 485-MW clean, natural gas-fired combined cycle power plant at its existing Bridgeport Harbor Station site. The unit, which represents an investment of more than $550 million, is targeted to be in operation in June 2019.

Power’s operating earnings for 2016 are forecast at $490 million - $540 million. The forecast for operating earnings equates to estimated adjusted EBITDA for 2016 of $1,320 million - $1,400 million.

PSEG Enterprise/Other

PSEG Enterprise/Other reported operating earnings for the fourth quarter of 2015 of $4 million compared to an operating earnings loss of $4 million ($0.01 per share) for the fourth quarter of 2014. The results for the fourth quarter brought operating earnings for the full year 2015 for PSEG Enterprise/Other to $36 million ($0.07 per share) versus Operating Earnings in 2014 of $33 million ($0.06 per share).

The difference in operating earnings results quarter-over-quarter primarily reflects the absence of prior year tax adjustments and other items in the fourth quarter of 2014 as well as other Parent related expenses in 2015. For the year, PSEG Long Island contributed $0.02 per share to earnings, in line with expectations.

For 2016, operating earnings for PSEG Enterprise/Other are forecast to be $60 million.

Capital Expenditures

PSEG currently plans to invest approximately $11.5 billion over 2016 – 2018 on capital programs at both PSE&G and PSEG Power. The planned investment program represents a 21% increase over the $9.5 billion invested over the prior three-year period and is expected to be invested in PSE&G (72%) and PSEG Power (27%).

Pension Expense

PSEG, at the end of 2015, changed the approach used to measure service and interest costs for pension and other post-retirement benefits. For 2016, PSEG has elected to measure service and interest costs by applying the specific spot rates along the yield curve to the plans’ liability cash flows. This change does not affect the measurement of the plan obligations. PSEG estimates this change will reduce 2016 pension and OPEB expense by approximately $34 million and $13 million respectively, net of amounts capitalized. On a year-over-year basis, pension expense is expected to decline by $25 million from 2015’s level of expense.

FORWARD LOOKING STATEMENTS

Certain of the matters discussed in this report about our and our subsidiaries’ future performance, including, without limitation, future revenues, earnings, strategies, prospects, consequences and all other statements that are not purely historical constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such statements are based on management’s beliefs as well as assumptions made by and information currently available to management. When used herein, the words “anticipate,” “intend,” “estimate,” “believe,” “expect,” “plan,” “should,” “hypothetical,” “potential,” “forecast,” “project,” variations of such words and similar expressions are intended to identify forward-looking statements. Factors that may cause actual results to differ are often presented with the forward-looking statements themselves. Other factors that could cause actual results to differ materially from those contemplated in any forward-looking statements made by us herein are discussed in Item 1A. Risk Factors, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations (MD&A), Item 8. Financial Statements and Supplementary Data—Note 12. Commitments and Contingent Liabilities, and other factors discussed in filings we make with the United States Securities and Exchange Commission (SEC) including our subsequent reports on Form 10-Q and Form 8-K and available on our website: http://www.pseg.com. These factors include, but are not limited to:

•	adverse changes in the demand for or ongoing low pricing of the capacity and energy that we sell into wholesale electricity markets,

•	adverse changes in energy industry law, policies and regulations, including market structures and transmission planning,

•	any inability of our transmission and distribution businesses to obtain adequate and timely rate relief and regulatory approvals from federal and state regulators, including prudency reviews and disallowances,

•	any deterioration in our credit quality or the credit quality of our counterparties,

•	changes in federal and state environmental regulations and enforcement that could increase our costs or limit our operations,

•	adverse outcomes of any legal, regulatory or other proceeding, settlement, investigation or claim applicable to us and/or the energy industry,

•	changes in nuclear regulation and/or general developments in the nuclear power industry, including various impacts from any accidents or incidents experienced at our facilities or by others in the industry, that could limit operations or increase the cost of our nuclear generating units,

•	actions or activities at one of our nuclear units located on a multi-unit site that might adversely affect our ability to continue to operate that unit or other units located at the same site,

•	any inability to manage our energy obligations, available supply and risks,

•	delays or unforeseen cost escalations in our construction and development activities, or the inability to recover the carrying amount of our assets,

•	availability of capital and credit at commercially reasonable terms and conditions and our ability to meet cash needs,

•	increases in competition in energy supply markets as well as for transmission projects,

•	changes in technology, such as distributed generation and micro grids, and greater reliance on these technologies,

•	changes in customer behaviors, including increases in energy efficiency, net-metering and demand response,

•	adverse performance of our decommissioning and defined benefit plan trust fund investments and changes in funding requirements,

•	any equipment failures, accidents, severe weather events or other incidents that impact our ability to provide safe and reliable service to our customers, and any inability to obtain sufficient insurance coverage or recover proceeds of insurance with respect to such events,

•	acts of terrorism, cybersecurity attacks or intrusions that could adversely impact our businesses,

•	delays in receipt of necessary permits and approvals for our construction and development activities,

•	any inability to achieve, or continue to sustain, our expected levels of operating performance,

•	changes in the cost of, or interruption in the supply of, fuel and other commodities necessary to the operation of our generating units,

•	an extended economic recession,

•	an inability to realize anticipated tax benefits or retain tax credits,

•	challenges associated with recruitment and/or retention of a qualified workforce, and

•	changes in the credit quality and the ability of lessees to meet their obligations under our domestic leveraged leases.

All of the forward-looking statements made in this report are qualified by these cautionary statements and we cannot assure you that the results or developments anticipated by management will be realized or even if realized, will have the expected consequences to, or effects on, us or our business prospects, financial condition or results of operations. Readers are cautioned not to place undue reliance on these forward-looking statements in making any investment decision. Forward-looking statements made in this report apply only as of the date of this report. While we may elect to update forward-looking statements from time to time, we specifically disclaim any obligation to do so, even if internal estimates change, unless otherwise required by applicable securities laws.

The forward-looking statements contained in this report are intended to qualify for the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

Attachment 1

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Operating Earnings and Per Share Results by Subsidiary

(Unaudited)

	Three Months Ended December 31,		Year-Ended December 31,
	2015	2014	2015	2014

Earnings Results ($ Millions)

PSE&G	$156	$160	$787	$725
PSEG Power	95	91	653	642
PSEG Enterprise/Other	4	(4)	36	33

Operating Earnings	$255	$247	$1,476	$1,400

Reconciling Items(a)	54	229	203	118

Net Income	$309	$476	$1,679	$1,518

Fully Diluted Average Shares Outstanding (in Millions)	508	508	508	508

Per Share Results (Diluted)

PSE&G	$0.31	$0.32	$1.55	$1.43
PSEG Power	0.19	0.18	1.29	1.27
PSEG Enterprise/Other	—	(0.01)	0.07	0.06

Operating Earnings	$0.50	$0.49	$2.91	$2.76

Reconciling Items(a)	0.10	0.45	0.39	0.23

Net Income	$0.60	$0.94	$3.30	$2.99

(a)	See Attachment 12 for details of items excluded from Net Income to compute Operating Earnings.

Attachment 2

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Consolidating Statements of Operations

(Unaudited, $ Millions)

	Three Months Ended December 31, 2015

	PSEG	PSEG Enterprise/ Other (a)	PSE&G	PSEG Power

OPERATING REVENUES	$2,278	$(206)	$1,402	$1,082

OPERATING EXPENSES
Energy Costs	684	(343)	546	481
Operation and Maintenance	808	110	389	309
Depreciation and Amortization	254	9	180	65

Total Operating Expenses	1,746	(224)	1,115	855

OPERATING INCOME	532	18	287	227

Income from Equity Method Investments	2	(1)	—	3
Other Income and (Deductions)	17	(21)	18	20
Other-Than-Temporary Impairments	(8)	—	—	(8)
Interest Expense	(102)	2	(77)	(27)

INCOME BEFORE INCOME TAXES	441	(2)	228	215

Income Tax Benefit (Expense)	(132)	6	(72)	(66)

NET INCOME	$309	$4	$156	$149

OPERATING EARNINGS	$255	$4	$156	$95
Reconciling Items Excluded from Net Income (b)	54	—	—	54

NET INCOME	$309	$4	$156	$149

	Three Months Ended December 31, 2014

	PSEG	PSEG Enterprise/ Other (a)	PSE&G	PSEG Power

OPERATING REVENUES	$2,773	$(368)	$1,531	$1,610

OPERATING EXPENSES
Energy Costs	878	(464)	631	711
Operation and Maintenance	780	97	368	315
Depreciation and Amortization	308	7	224	77

Total Operating Expenses	1,966	(360)	1,223	1,103

OPERATING INCOME	807	(8)	308	507

Income from Equity Method Investments	3	—	—	3
Other Income and (Deductions)	75	(2)	17	60
Other-Than-Temporary Impairments	(6)	—	—	(6)
Interest Expense	(98)	3	(71)	(30)

INCOME BEFORE INCOME TAXES	781	(7)	254	534

Income Tax Benefit (Expense)	(305)	3	(94)	(214)

NET INCOME	$476	$(4)	$160	$320

OPERATING EARNINGS	$247	$(4)	$160	$91
Reconciling Items Excluded from Net Income (b)	229	—	—	229

NET INCOME	$476	$(4)	$160	$320

(a)	Includes activities at Energy Holdings, PSEG Long Island and the Parent as well as intercompany eliminations.
(b)	See Attachment 12 for details of items excluded from Net Income to compute Operating Earnings.

Attachment 3

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Consolidating Statements of Operations

(Unaudited, $ Millions)

	Year-Ended December 31, 2015

	PSEG	PSEG Enterprise/ Other (a)	PSE&G	PSEG Power

OPERATING REVENUES	$10,415	$(1,149)	$6,636	$4,928

OPERATING EXPENSES
Energy Costs	3,261	(1,611)	2,722	2,150
Operation and Maintenance	2,978	361	1,560	1,057
Depreciation and Amortization	1,214	31	892	291

Total Operating Expenses	7,453	(1,219)	5,174	3,498

OPERATING INCOME	2,962	70	1,462	1,430

Income from Equity Method Investments	12	(2)	—	14
Other Income and (Deductions)	152	(20)	75	97
Other-Than-Temporary Impairments	(53)	—	—	(53)
Interest Expense	(393)	8	(280)	(121)

INCOME BEFORE INCOME TAXES	2,680	56	1,257	1,367

Income Tax Benefit (Expense)	(1,001)	(20)	(470)	(511)

NET INCOME	$1,679	$36	$787	$856

OPERATING EARNINGS	$1,476	$36	$787	$653
Reconciling Items Excluded from Net Income (b)	203	—	—	203

NET INCOME	$1,679	$36	$787	$856

	Year-Ended December 31, 2014

	PSEG	PSEG Enterprise/ Other (a)	PSE&G	PSEG Power

OPERATING REVENUES	$10,886	$(1,314)	$6,766	$5,434

OPERATING EXPENSES
Energy Costs	3,886	(1,770)	2,909	2,747
Operation and Maintenance	3,150	406	1,558	1,186
Depreciation and Amortization	1,227	29	906	292

Total Operating Expenses	8,263	(1,335)	5,373	4,225

OPERATING INCOME	2,623	21	1,393	1,209

Income from Equity Method Investments	13	(1)	—	14
Other Income and (Deductions)	229	1	58	170
Other-Than-Temporary Impairments	(20)	—	—	(20)
Interest Expense	(389)	10	(277)	(122)

INCOME BEFORE INCOME TAXES	2,456	31	1,174	1,251

Income Tax Benefit (Expense)	(938)	2	(449)	(491)

NET INCOME	$1,518	$33	$725	$760

OPERATING EARNINGS	$1,400	$33	$725	$642
Reconciling Items Excluded from Net Income (b)	118	—	—	118

NET INCOME	$1,518	$33	$725	$760

(a)	Includes activities at Energy Holdings, PSEG Long Island and the Parent as well as intercompany eliminations.
(b)	See Attachment 12 for details of items excluded from Net Income to compute Operating Earnings.

Attachment 4

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Capitalization Schedule

(Unaudited, $ Millions)

	December 31, 2015	December 31, 2014
DEBT
Long-Term Debt	$9,561	$8,823
Securitization Debt	—	259
Project Level, Non-Recourse Debt	7	16

Total Debt	9,568	9,098

STOCKHOLDERS’ EQUITY
Common Stock	4,915	4,876
Treasury Stock	(671)	(635)
Retained Earnings	9,117	8,227
Accumulated Other Comprehensive Loss	(295)	(283)

Total Common Stockholders’ Equity	13,066	12,185
Noncontrolling Interests - Equity Investments	1	1

Total Equity	13,067	12,186

Total Capitalization	$22,635	$21,284

Attachment 5

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, $ Millions)

	Year-Ended December 31,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$1,679	$1,518
Adjustments to Reconcile Net Income to Net Cash Flows
From Operating Activities	2,240	1,642

NET CASH PROVIDED BY OPERATING ACTIVITIES	3,919	3,160

NET CASH USED IN INVESTING ACTIVITIES	(3,942)	(2,892)

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	15	(359)

Net Change in Cash and Cash Equivalents	(8)	(91)

Cash and Cash Equivalents at Beginning of Period	402	493

Cash and Cash Equivalents at End of Period	$394	$402

Attachment 6

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Quarter-over-Quarter EPS Reconciliation

December 31, 2015 vs. December 31, 2014

(Unaudited)

*	See Attachment 12 for Items excluded from Net Income to reconcile to Operating Earnings.
**	Prior quarter results for reconciling items may not add to year-to-date (YTD) totals due to rounding.

Attachment 7

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Year-over-Year EPS Reconciliation

December 31, 2015 vs. December 31, 2014

(Unaudited)

*	See Attachment 12 for Items excluded from Net Income to reconcile to Operating Earnings.
**	Prior quarter results for reconciling items may not add to year-to-date (YTD) totals due to rounding

Attachment 8

PUBLIC SERVICE ELECTRIC & GAS COMPANY

Retail Sales and Revenues

(Unaudited)

December 31, 2015

Electric Sales and Revenues

Sales (millions kWh)	Three Months Ended	Change vs. 2014	Year Ended	Change vs. 2014
Residential	2,656	-5.3%	13,675	4.5%
Commercial & Industrial	6,374	-0.5%	27,706	1.4%
Street Lighting	101	6.2%	334	2.3%
Interdepartmental	2	2.0%	10	0.7%

Total	9,133	-1.9%	41,725	2.4%

Revenue ($ millions)
Residential	$401	-7.8%	$2,178	6.0%
Commercial & Industrial	376	-10.1%	2,001	-2.6%
Street Lighting	19	5.1%	71	3.4%
Other Operating Revenues*	135	7.9%	592	16.4%

Total	$931	-6.6%	$4,842	3.3%

Weather Data	Three Months Ended	Change vs. 2014	Year Ended	Change vs. 2014
THI Hours - Actual	270	10.3%	18,980	37.9%
THI Hours - Normal	322		16,074

*	Primarily sales of Non-Utility Generator energy to PJM and Transmission related revenues.

Attachment 9

PUBLIC SERVICE ELECTRIC & GAS COMPANY

Retail Sales and Revenues

(Unaudited)

December 31, 2015

Gas Sold and Transported

Sales (millions therms)*	Three Months Ended	Change vs. 2014	Year Ended	Change vs. 2014
Firm Sales
Residential Sales	329	-25.8%	1,497	-4.7%
Commercial & Industrial	221	-22.3%	1,026	-2.8%

Total Firm Sales	550	-24.5%	2,523	-4.0%

Non-Firm Sales
Commercial & Industrial	429	-32.9%	2,054	-16.7%

Total Non-Firm Sales	429		2,054

Total Sales	979	-28.4%	4,577	-10.2%

Revenue ($ millions)
Residential Sales - Firm	$85	1.9%	$308	-37.2%
Commercial & Industrial - Firm Sales	42	-48.1%	239	-24.1%
Non-Firm Sales	5	-35.3%	34	-16.5%
Other Operating Revenues**	45	2.5%	174	1.3%

Total	$177	-17.9%	$755	-25.9%

Gas Transported	$294	-7.8%	$1,039	-2.3%

Weather Data	Three Months Ended	Change vs. 2014	Year Ended	Change vs. 2014
Degree Days - Actual	1,104	-31.3%	4,661	-8.2%
Degree Days - Normal	1,645		4,684

*	CSG rate included in non-firm sales
**	Primarily Appliance Service.

Attachment 10

PSEG POWER LLC

Generation Measures*

(Unaudited)

	GWhr Breakdown		GWhr Breakdown
	Three Months Ended December 31,		Year-Ended December 31,
	2015	2014	2015	2014
Nuclear - NJ	4,835	5,069	20,084	19,722
Nuclear - PA	2,430	1,887	9,929	9,386

Total Nuclear	7,265	6,956	30,013	29,108

Fossil - Coal/Natural Gas - NJ**	(16)	(19)	526	1,421
Fossil - Coal - PA	828	1,163	4,681	5,108
Fossil - Coal - CT	2	122	602	832

Total Coal	814	1,266	5,809	7,361

Fossil - Oil & Natural Gas - NJ	3,184	3,503	14,116	12,922
Fossil - Oil & Natural Gas - NY	1,462	1,129	5,153	4,527
Fossil - Oil & Natural Gas - CT	—	5	122	244

Total Oil & Natural Gas	4,646	4,637	19,391	17,693

	12,725	12,859	55,213	54,162

	% Generation by Fuel Type		% Generation by Fuel Type
	Three Months Ended December 31,		Year-Ended December 31,
	2015	2014	2015	2014
Nuclear - NJ	38%	39%	36%	37%
Nuclear - PA	19%	15%	18%	17%

Total Nuclear	57%	54%	54%	54%

Fossil - Coal/Natural Gas - NJ**	0%	0%	1%	3%
Fossil - Coal - PA	7%	9%	9%	9%
Fossil - Coal - CT	0%	1%	1%	2%

Total Coal	7%	10%	11%	14%

Fossil - Oil & Natural Gas - NJ	25%	27%	26%	24%
Fossil - Oil & Natural Gas - NY	11%	9%	9%	8%
Fossil - Oil & Natural Gas - CT	0%	0%	0%	0%

Total Oil & Natural Gas	36%	36%	35%	32%

	100%	100%	100%	100%

*	Excludes Solar and Kalaeloa
**	Includes Pumped Storage. Pumped Storage accounted for <1% of total generation for the three months ended and year-ended December 31, 2015 and 2014. Generation includes natural gas fuel switching intervals.

Attachment 11

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Statistical Measures

(Unaudited)

	Three Months Ended December 31,		Year-Ended December 31,
	2015	2014	2015	2014
Weighted Average Common Shares Outstanding (millions)
Basic	505	506	505	506
Diluted	508	508	508	508

Stock Price at End of Period			$38.69	$41.41

Dividends Paid per Share of Common Stock	$0.39	$0.37	$1.56	$1.48

Dividend Payout Ratio*			53.6%	53.6%

Dividend Yield			4.0%	3.6%

Price/Earnings Ratio*			13.3	15.0

Rate of Return on Average Common Equity*			11.6%	11.8%

Book Value per Common Share			$25.86	$24.09

Market Price as a Percent of Book Value			150%	172%

Total Shareholder Return	-7.3%	12.2%	-2.8%	34.4%

*	Calculation based on Operating Earnings for the 12 month period ended.

Attachment 12

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Consolidated Operating Earnings Reconciliation

	Three Months Ended December 31,		Year-Ended December 31,		Year-Ended December 31,
	2015	2014	2015	2014	2013
Reconciling Items, net of tax	($ Millions, Unaudited)
Operating Earnings	$255	$247	$1,476	$1,400	$1,309
Gain (Loss) on Nuclear Decommissioning Trust (NDT)
Fund Related Activity (PSEG Power)	19	28	8	68	40
Gain (Loss) on Mark-to-Market (MTM)(a) (PSEG Power)	35	204	93	66	(74)
Storm O&M, net of insurance recoveries (PSEG Power)	—	(3)	102	(16)	(32)

Net Income	$309	$476	$1,679	$1,518	$1,243

Fully Diluted Average Shares Outstanding (in Millions)	508	508	508	508	508

	($ Per Share Impact - Diluted, Unaudited)
Operating Earnings	$0.50	$0.49	$2.91	$2.76	$2.58
Gain (Loss) on NDT Fund Related Activity (PSEG Power)	0.03	0.05	0.01	0.13	0.08
Gain (Loss) on MTM(a) (PSEG Power)	0.07	0.40	0.18	0.13	(0.14)
Storm O&M, net of insurance recoveries (PSEG Power)	—	—	0.20	(0.03)	(0.07)

Net Income	$0.60	$0.94	$3.30	$2.99	$2.45

(a)	Includes the financial impact from positions with forward delivery months.

PSEG Power Adjusted EBITDA Reconciliation

	Three Months Ended December 31,		Year-Ended December 31,
	2015	2014	2015	2014
Reconciling Items	($ Millions, Unaudited)
Adjusted EBITDA	$235	$271	$1,563	$1,584
Fossil Major Maintenance, pre-tax	(17)	(27)	(128)	(144)
Depreciation and Amortization, pre-tax (b)	(73)	(74)	(301)	(291)
Interest Expense, pre-tax (b)	(27)	(29)	(120)	(120)
Income Taxes (b)	(23)	(50)	(361)	(387)

Operating Earnings	$95	$91	$653	$642
Gain (Loss) on NDT Fund Related Activity, pre-tax	38	53	24	138
Gain (Loss) on MTM, pre-tax (a)	59	344	157	111
Storm O&M, net of insurance recoveries, pre-tax	—	(4)	172	(27)
Income Taxes related to Operating Earnings reconciling items	(43)	(164)	(150)	(104)

Net Income	$149	$320	$856	$760

(a)	Includes the financial impact from positions with forward delivery months.
(b)	Excludes amounts related to Operating Earnings reconciling items.